SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Embrex, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EMBREX, INC.

1040 Swabia Court

Durham, North Carolina 27703

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 20, 2004

To Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Embrex, Inc. (the “Company”), which will be held on Thursday, May 20, 2004, at 9:00 a.m. local time, at the North Carolina Biotechnology Center, 15 T. W. Alexander Drive, Research Triangle Park, North Carolina 27709 for the following purposes:

(1)	To elect a Board of Directors of the Company for the ensuing year.

(2)	To ratify the action of the Audit Committee of the Board of Directors in appointing Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 2004.

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting.

Shareholders of record at the close of business on March 22, 2004, are entitled to notice of the Annual Meeting and to vote at such meeting and any adjournment of the meeting.

IT IS DESIRABLE THAT YOUR SHARES OF STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE CAST YOUR VOTE ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF VOTING BY MAIL, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE, AND ALLOW SUFFICIENT TIME FOR THE POSTAL SERVICE TO DELIVER YOUR PROXY BEFORE THE MEETING. IF VOTING BY TELEPHONE OR ON THE INTERNET, PLEASE FOLLOW THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

Don T. Seaquist

Secretary

Durham, North Carolina

April 12, 2004

EMBREX, INC.

1040 Swabia Court

Durham, North Carolina 27703

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 20, 2004

SOLICITATION AND VOTING RIGHTS

This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about April 12, 2004, in connection with the solicitation of proxies by the Board of Directors of Embrex, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the North Carolina Biotechnology Center, 15 T. W. Alexander Drive, Research Triangle Park, North Carolina 27709, on May 20, 2004, at 9:00 a.m., local time, and at any adjournment of the meeting. All expenses incurred in connection with this solicitation, including postage, printing, handling, and the actual expenses incurred by custodians, nominees, and fiduciaries in forwarding proxy material to beneficial owners, will be paid by the Company. In addition to solicitation by mail, certain officers, directors, and employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. Automatic Data Processing has been engaged by the Company to tabulate the proxy voting. The aggregate fees to be paid to Automatic Data Processing are not expected to exceed $20,000.

The purposes of the Annual Meeting are:

(1)	to elect six nominees to the Board of Directors;

(2)	to ratify the action of the Audit Committee of the Board of Directors in appointing Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 2004; and

(3)	to act upon such other matters as may properly come before the Annual Meeting or any adjournments of the meeting.

The Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting or any adjournment of the meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by: filing with the Secretary of the Company written notice of revocation, provided such notice is actually received prior to the vote of shareholders; duly executing and filing a subsequent proxy with the Secretary of the Company before the vote of shareholders; or attending the Annual Meeting and voting in person. If the accompanying proxy card is properly voted according to the instructions, the proxy and the shares of the Company represented by the proxy will be voted at the Annual Meeting or any adjournments of the meeting in the manner directed in the proxy card. If no direction is made, the proxy and such shares will be voted FOR the proposals set forth in the accompanying proxy card and described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any adjournments of the meeting, the proxy card will confer discretionary authority to vote and the proxyholders named in the proxy card will vote on any such matters in their discretion.

The Board of Directors has fixed the close of business on March 22, 2004 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments of the meeting. As of the close of business on March 22, 2004, there were 8,023,422 shares of Common Stock of the Company outstanding and entitled to vote. On all matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share held. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting will constitute a quorum.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Share Ownership of Management

The following table sets forth certain information, as of March 22, 2004, regarding shares of Common Stock of the Company owned of record or known to the Company to be owned beneficially by each director and nominee for director, each executive officer named in the Summary Compensation Table in this Proxy Statement, and all directors and executive officers as a group. Except as indicated in the footnotes to this table, each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned by such person. The percentage is based on 8,023,422 shares of Common Stock of the Company outstanding as of March 22, 2004. The address of the directors, nominees and executive officers is the Company’s address.

Name	Shares Beneficially Owned (1)	Percent of Class
Randall L. Marcuson (2)	379,878	4.7%
C. Daniel Blackshear (3)	46,900	*
David L. Castaldi (4)	25,800	*
Peter J. Holzer (5)	100,350	1.3%
Ganesh M. Kishore, Ph.D. (6)	14,000	*
John E. Klein (7)	23,000	*
Don T. Seaquist (8)	110,383	1.4%
David M. Baines, Ph.D. (9)	128,238	1.6%
Catherine A. Ricks, Ph.D. (10)	138,678	1.7%
Brian C. Hrudka (11)	79,083	*
All Directors and Executive Officers as a Group (11 Persons) (12)	1,106,877	13.8%

*	Less than one percent
(1)	The shares of Common Stock and voting rights owned by each person or by all directors and executive officers as a group, and the shares included in the total number of shares of Common Stock outstanding used to determine the percentage of shares of Common Stock owned by each person and such group, have been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, to reflect the ownership of shares issuable upon exercise of outstanding options or other common stock equivalents which are exercisable within 60 days. As provided in such Rule, such shares issuable to any holder are deemed outstanding for the purpose of calculating such holder’s beneficial ownership but not any other holder’s beneficial ownership.
(2)	Includes 150,497 shares owned by Mr. Marcuson, which includes 19,500 and 18,200 shares issued to Mr. Marcuson pursuant to restricted stock grants under the Company’s Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan (including any predecessor plans, the “Stock Plan”) in April 2003 and February 2004, respectively, which vest at a rate of 25% per year on each of the first four anniversaries of the date of issuance. Also includes 229,381 shares subject to exercisable options issued under the Stock Plan. Also includes 663 shares owned by Mr. Marcuson’s children.
(3)	Includes 15,400 shares owned by Mr. Blackshear. Also includes 31,500 shares subject to exercisable options issued under the Stock Plan.
(4)	Includes 15,800 shares owned by Mr. Castaldi. Also includes 10,000 shares subject to exercisable options issued under the Stock Plan. Also includes 2,500 shares owned by Mr. Castaldi’s spouse. Also includes 3,500 shares owned by Mr. Castaldi’s children. Mr. Castaldi disclaims beneficial ownership of the shares held by his spouse and his children.
(5)	Includes 68,850 shares owned by Mr. Holzer. Also includes 31,500 shares subject to exercisable options issued under the Stock Plan. Also includes 27,800 shares owned by Mr. Holzer’s spouse. Also includes 2,050 shares owned by Mr. Holzer’s children. With regard to the shares owned by Mr. Holzer’s children, the children have sole voting power and Mr. Holzer and the children share investment power.

(6)	Includes 14,000 shares subject to exercisable options issued under the Stock Plan.
(7)	Includes 5,000 shares held in trust for the benefit of Mr. Klein. Also includes 18,000 shares subject to exercisable options issued under the Stock Plan.
(8)	Includes 12,233 shares owned by Mr. Seaquist, which includes 5,600 and 5,800 shares issued to Mr. Seaquist pursuant to restricted stock grants under the Stock Plan in April 2003 and February 2004, respectively, which vest at a rate of 25% per year on each of the first four anniversaries of the date of issuance. Also includes 98,150 shares subject to exercisable options issued under the Stock Plan.
(9)	Includes 29,850 shares owned by Dr. Baines, which includes 4,900 and 4,100 shares issued to Dr. Baines pursuant to restricted stock grants under the Stock Plan in April 2003 and February 2004, respectively, which vest at a rate of 25% per year on each of the first four anniversaries of the date of issuance. Also includes 98,388 shares subject to exercisable options issued under the Stock Plan. Also includes 6,713 shares owned by Dr. Baines’ spouse.
(10)	Includes 51,193 shares owned by Dr. Ricks, which includes 4,900 and 4,800 shares issued to Dr. Ricks pursuant to restricted stock grants under the Stock Plan in April 2003 and February 2004, respectively, which vest at a rate of 25% per year on each of the first four anniversaries of the date of issuance. Also includes 87,485 shares subject to exercisable options issued under the Stock Plan. Also includes 100 shares owned by Dr. Ricks’ spouse. Dr. Ricks disclaims beneficial ownership of the shares held by her spouse.
(11)	Includes 11,045 shares owned by Mr. Hrudka, which includes 5,000 and 4,100 shares issued to Mr. Hrudka pursuant to restricted stock grants under the Stock Plan in April 2003 and February 2004, respectively, which vest at a rate of 25% per year on each of the first four anniversaries of the date of issuance. Also includes 68,038 shares subject to exercisable options issued under the Stock Plan.
(12)	Includes 737,084 shares subject to exercisable options issued under the Stock Plan.

Share Ownership of Certain Beneficial Owners

In addition, the following table sets forth certain information as to each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock as of March 22, 2004. The percentage is calculated based on 8,023,422 shares outstanding of the Company as of March 22, 2004.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
Mohamed Abdulmohsin	629,500	(1)	7.9%
Al Kharafi & Sons W.L.L. P.O. Box 886 Safat 3009 Safat Kuwait

Connors Investor Services, Inc.	627,125	(2)	7.8%
1100 Berkshire Boulevard Suite 300 Wyomissing, PA 19610

FMR Corp., Edward C. Johnson 3d	733,605	(3)	9.1%
and Abigail P. Johnson 82 Devonshire Street Boston, MA 02109

Kennedy Capital Management, Inc.	444,180	(4)	5.5%
10829 Olive Boulevard St. Louis, MO 63141

(1)	Based on a Schedule 13D filed by Mohamed Abdulmohsin Al Kharafi & Sons W.L.L. (“Kharafi”) with the Securities and Exchange Commission dated May 15, 1996. Kharafi indicated in the Schedule 13D that it holds the Company’s Common Stock as an equity investment.

(2)	Based on a Schedule 13G filed by Connors Investor Services, Inc. (“Connors”) with the Securities and Exchange Commission on February 13, 2004. Connors is an investment advisor and the shares are held for the accounts of discretionary clients.
(3)	Based on a Schedule 13G/A filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson with the Securities and Exchange Commission on March 10, 2004. Fidelity Management & Research Company (“Fidelity”) is a wholly-owned subsidiary of FMR Corp. and an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Funds”) that beneficially own 701,705 shares of the Company’s Common Stock, including Fidelity Low Priced Stock Fund, which beneficially owns 631,500 of such shares. Fidelity Management Trust Company (“Trust”) is a wholly-owned subsidiary of FMR Corp. and a bank and is the beneficial owner of 31,900 shares of the Company’s Common Stock as a result of Trust’s serving as investment manager of certain institutional account(s). Mr. Johnson is Chairman of FMR Corp. and Ms. Johnson is a Director of FMR Corp. Mr. Johnson and Ms. Johnson each is a substantial shareholder of FMR Corp. and, together with other members of Mr. Johnson’s family, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. FMR Corp. and Mr. Johnson each report sole dispositive power over the 701,705 shares beneficially owned by the Funds through control of Fidelity. FMR Corp. and Mr. Johnson each report sole dispositive power over the 31,900 shares owned by Trust and sole power to vote or to direct the voting of 31,900 shares of Common Stock owned by the institutional account(s), through control of Trust. Ms. Johnson, as a member of a controlling group with respect to FMR Corp., reports sole dispositive power over the aggregate 733,605 shares held by Fidelity and Trust.
(4)	Based on a Schedule 13G filed by Kennedy Capital Management, Inc. (“Kennedy Capital”) with the Securities and Exchange Commission on February 13, 2004. Kennedy Capital is an investment advisor.

MANAGEMENT

The executive officers of the Company are as follows:

Name	Age	Position with Company

Randall L. Marcuson	55	President, Chief Executive Officer and Director
Don T. Seaquist	55	Vice President, Finance and Administration and Corporate Secretary
David M. Baines, Ph.D.	56	Vice President, Global Sales
Catherine A. Ricks, Ph.D.	57	Vice President, Research and Development
Brian C. Hrudka	46	Vice President, Latin America and Vice President, Global Marketing
Joseph P. O’Dowd	49	Vice President, Global Product Development and Supply

Randall L. Marcuson joined the Company in 1990 as President and Chief Executive Officer and a director. Prior to coming to the Company, Mr. Marcuson was Vice President, Animal Health Products for the International Agricultural Division of American Cyanamid. Mr. Marcuson joined American Cyanamid in 1984 after 10 years of domestic and international marketing experience with Monsanto Agricultural Products Company. Mr. Marcuson holds a B.A. degree in international relations from the University of Kansas.

Don T. Seaquist joined the Company in 1996 as Vice President, Finance and Administration and Corporate Secretary. Prior to joining the Company, Mr. Seaquist was Vice President and Treasurer of Greyhound Lines, Inc. from February 1990 to January 1995. Previously, Mr. Seaquist was Managing Director of Trinity Litchfield Group, an investment firm, Vice President and Treasurer of Horsehead Industries, an international manufacturing company, and Manager of International Corporate Finance for United Technologies Corporation. Mr. Seaquist holds a B.S.B.A. in Management from Georgetown University and an MBA in Finance and Marketing from Columbia University.

David M. Baines, Ph.D. was appointed Vice President, Global Marketing and Sales in July 1999 (title subsequently changed to Vice President, Global Sales). Dr. Baines has been a Vice President of Embrex, Inc. since 1995 and joined the Company in 1993 as Managing Director of Embrex Europe Limited and served in that capacity until 1999. Prior to joining the Company, Dr. Baines served as a consultant to the Company. Before his affiliation with Embrex, Dr. Baines had a 23-year career with Rhone Merieux, a subsidiary of Rhone-Poulenc. Dr. Baines served as Chief Executive of Rhone Merieux’s United Kingdom animal health subsidiary, and before that as General Manager of its operations in New Zealand. Dr. Baines began his career as a development and senior research scientist for Rhone Merieux, and holds a B.Sc. degree in Zoology from Reading University and a Ph.D. degree in Entomology from London University.

Catherine A. Ricks, Ph.D. joined the Company in 1989 as Vice President, Research and Development. Prior to joining the Company, Dr. Ricks was Manager of Animal Industry Discovery and Biotechnology for American Cyanamid. During her 10 years with American Cyanamid she managed a variety of research programs directed at increasing livestock productivity. She holds a B.S. in botany and an M.S. in plant physiology from London University, London, England, and a Ph.D. in dairy science from Michigan State University, and is an Adjunct Professor in poultry science at North Carolina State University.

Brian C. Hrudka was appointed Vice President, Latin America and Vice President, Global Marketing in April 2002. Mr. Hrudka joined the Company in 1999 as Vice President Global Commercial Development (title subsequently changed to Vice President, Global Product Development and Supply). Prior to joining the Company, Mr. Hrudka was with Novartis in the United States for approximately nine years, where he served in various capacities, including Vice President, Operations and Chief Financial Officer & Director of Business Development for the Animal Health Division, and as Brand Manager for the Plant Genetics Division for Ciba-Geigy, Inc., the predecessor company to Novartis prior to the merger of Ciba-Geigy and Sandoz. He also worked at Ciba-Geigy Global Headquarters in Basel, Switzerland for three years. He worked for King Agro Inc. in a variety of sales and managerial positions. Mr. Hrudka holds both a B.S. degree in Biochemistry and an MBA from the University of Western Ontario.

Joseph P. O’Dowd was appointed Vice President, Global Product Development and Supply in April 2002. Mr. O’Dowd joined the Company in 1997 as Director of Embrex Latin America. Prior to joining the Company, Mr. O’Dowd spent approximately 16 years with Solvay Animal Health where he served in various capacities including Vice President Sales and Marketing-Latin America, International Marketing Director, and Regional Marketing Director Asia/Pacific. Mr. O’Dowd is a member of the Board of Directors of Wake Teen Medical Services, Inc., a non-profit corporation providing medical and health services in Wake County, North Carolina. Mr. O’Dowd holds both a B.A. in Asian Studies from California State University, Northridge and a Master’s of International Management (or M.I.M.) from the American Graduate School of International Management.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to the authority granted by the Company’s Bylaws, the Board of Directors of the Company has established the number constituting the Board of Directors to be six. The proxies cannot be voted for a greater number of persons than the number of nominees named, and any seat not filled at the Annual Meeting may be filled as a vacancy by the Board of Directors as permitted by the Company’s Bylaws. Each of the nominees currently serves as a director of the Company. The six nominees for election as directors are named and certain other information is provided below:

Name	Position with Company	Age	First Year Elected Director
Randall L. Marcuson	President, Chief Executive Officer and Director	55	1990
C. Daniel Blackshear (1)(3)	Director	60	1998
David L. Castaldi (2)(3)	Director	64	2003
Peter J. Holzer (1)(3)	Chairman of the Board of Directors	58	1998
Ganesh M. Kishore, Ph.D. (2)(3)	Director	50	2002
John E. Klein (1)(2)	Director	58	2001

(1)	Member of the Audit Committee of the Board.
(2)	Member of the Compensation Committee of the Board.
(3)	Member of the Nominations Committee of the Board.

Randall L. Marcuson’s biographical information is included under the heading “MANAGEMENT” in this Proxy Statement.

C. Daniel Blackshear has served as a director of the Company since 1998. Mr. Blackshear has been President and CEO of Carolina Turkeys since 1994. Carolina Turkeys is the fourth largest turkey producer in the U.S. From 1982 to 1994, Mr. Blackshear was Senior Vice President, Food Division, of Cuddy Farms, Inc., responsible for operation of this vertically integrated operation. From 1971 to 1982, he served in a number of managerial positions at Pillsbury Farms, Country Pride Foods and ConAgra Poultry. Early in his career, he worked as Quality Assurance Director and Food Scientists Section Manager at Gold Kist, Inc. Mr. Blackshear holds both a B.S. degree in Agriculture as a poultry major and a M.S. degree in Food Science and Management from the University of Georgia. He is a past President of both the North Carolina Turkey Federation and the North Carolina Poultry Federation. He is former Director of the American Meat Institute and currently is a director of the National Turkey Federation.

David L. Castaldi became a director of the Company in January 2003. Mr. Castaldi is currently an independent consultant to companies in the science and medical device fields and is the former Chairman and Chief Executive Officer of Cadent Medical Corporation, which was acquired by Cardiac Science, Inc. in July 2000. At Cadent, he led a team that developed a personal, wearable cardioverter defibrillator. Prior to joining Cadent, Mr. Castaldi was the Chairman and Chief Executive Officer of Biolink Corporation, where he led a team that developed an implantable vascular access device, and founder, President and Chief Executive Officer of BioSurface Technology, a biotechnology company. At BioSurface Technology, Mr. Castaldi oversaw $52 million in capital financing, the company’s initial public offering and the company’s sale to Genzyme Corporation, creating a new public entity, Genzyme Tissue Repair. Mr. Castaldi also has 16 years of experience with Baxter International, completing his tenure there as President of Baxter’s biopharmaceutical division, Hyland Therapeutics. He holds a B.A. degree in business from the University of Notre Dame and a MBA from the Harvard Graduate School of Business Administration, where he was a Baker Scholar. Mr. Castaldi also serves on the boards of Nabi Biopharmaceuticals, Cytomatric LLC and Tissue Regeneration, Inc.

Peter J. Holzer, a private investor and management consultant, has served as a director of the Company since May 1998 and became Chairman of the Board in 2000. From 1996 to 2001, Mr. Holzer was an Advisory

Director of AMT Capital Management, LLC, a New York-based strategic consulting and financial advisory firm focused on the financial services industry. From 1967 to 1996, he served in a number of managerial capacities at JP Morgan Chase, Inc., formerly The Chase Manhattan Corporation, most recently as Executive Vice President and Director, Strategic Planning and Development from 1990 to 1996. In this role, he was a member of the senior management team responsible for determining strategic direction as well as managing internal corporate development. From 1987 to 1990, he was Senior Vice President and Sector Executive, International Individual Banking, responsible for all of Chase’s international private banking and consumer banking businesses. Prior positions at Chase included Vice President and General Manager in Switzerland, Vice President and General Manager in Singapore, as well as responsibilities for credit training and management of the bank’s European petroleum division. Currently, Mr. Holzer also serves on the board of CAS Holdings, Inc., a privately owned firm that operates environmental testing laboratories and an internet domain name registrar, and as a trustee of Big Brothers/Big Sisters, New York, NY. He holds a B.A. degree in International Affairs from Princeton University and an MBA from Stanford University.

Ganesh M. Kishore, Ph.D., became a director of the Company in January 2002. Dr. Kishore also serves as Vice President of Technology, Agriculture and Nutrition for Dupont Company. Prior to joining Dupont, Dr. Kishore was President, Nutrition Sector, as well as Assistant Chief Scientist, Chief Biotechnologist for Monsanto, and was responsible for building a leading genomic research capability. At Monsanto he received the Queeny Award, the highest honor bestowed by Monsanto for outstanding applications of basic research to produce commercial products that create societal and investor value. Dr. Kishore was also a Distinguished Science Fellow at Monsanto. Dr. Kishore received his Ph.D. in biochemistry from the Indian Institute of Science, and his master’s and bachelor’s degrees in biochemistry, physics and chemistry from the University of Mysore, India.

John E. Klein became a director of the Company in March 2001. Mr. Klein currently serves as non-executive Chairman of Bunge North America, Inc. Mr. Klein previously served as President and Chief Executive Officer of Bunge North America, Inc. for nearly 19 years, retiring on December 31, 2003. Bunge North America, Inc. is a major international agribusiness company primarily engaged in grain and oilseed processing and the manufacture and marketing of edible oil and bakery products. Based in St. Louis, Bunge North America, Inc. is the North American operating arm of Bunge Limited [NYSE: BG]. After joining Bunge in 1976, Mr. Klein held various financial, trading and management positions in Europe, South America and New York before becoming CEO of Bunge North America, Inc. in 1985. Prior to joining Bunge, Mr. Klein taught at International College, Beirut, Lebanon and practiced law at the New York law firm of Sullivan & Cromwell. Mr. Klein holds an A. B. degree from Princeton University and a J. D. degree from the University of Michigan.

The Board of Directors has no reason to believe that the persons named above as nominees for directors will be unable or will decline to serve if elected. However, in the event of death or disqualification of any nominee or refusal or inability of any nominee to serve, it is the intention of the proxyholders named in the accompanying proxy card to vote for the election of such other person or persons as the proxyholders determine in their discretion. In no circumstance will the proxy be voted for more than six nominees. Properly signed and returned proxies or proxies voted via telephone or Internet, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

Under North Carolina law and the Company’s Bylaws, directors are elected by a plurality of the votes cast by the holders of the Common Stock of the Company at a meeting at which a quorum is present. Plurality means that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) will not be included in determining which nominees receive the highest number of votes. All directors hold office until the next Annual Meeting of the Company’s shareholders and until the election and qualification of their successors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES.

Director Independence

The Board of Directors has determined that all of the members of the Board other than Mr. Marcuson are “independent directors” within the meaning of Nasdaq Marketplace Rule 4200(a)(15). Mr. Marcuson is not considered independent because he is an executive officer of the Company.

Director Attendance and Board Committees

During the last fiscal year, the Board of Directors met five times. Each person who served as a director during the 2003 fiscal year attended 75% or more of the aggregate number of the meetings of the full Board of Directors and 75% or more of the aggregate number of meetings of all committees of the Board of which the director was a committee member, in each case as held during the period for which the director was in office. The Company encourages, but does not require, directors to attend the annual meeting of shareholders. Historically, nearly all of the directors have attended the annual meeting and last year all of the directors attended the 2003 annual meeting.

The Board of Directors has three standing committees—an Audit Committee, a Compensation Committee and a Nominations Committee. Each of these committees is comprised solely of directors that the Board of Directors has determined are “independent directors” within the meaning of Nasdaq Marketplace Rule 4200(a)(15). The members of these committees are identified in the table above.

The Audit Committee oversees the accounting and financial reporting processes of the Company and acts on behalf of the Board of Directors in providing oversight with respect to (i) the quality and integrity of the Company’s financial statements, internal accounting and financial controls; (ii) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention, termination and oversight of the work of the auditors engaged to provide audit services to the Company; and (iii) compliance with applicable laws, rules and regulations relating to the financial affairs of the Company. The Audit Committee acts under an Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee and the Board of Directors have determined that each of the members of the Audit Committee meet all applicable requirements of the Securities and Exchange Commission and the National Association of Securities Dealers (“NASD”) regarding independence and financial literacy. In addition, the Audit Committee and the Board of Directors determined that Mr. Holzer possesses certain financial sophistication as required by Nasdaq Marketplace Rules and is an “audit committee financial expert” under Securities and Exchange Commission (“SEC”) rules based upon his relevant experience. See “Report of the Audit Committee of the Board of Directors”, below. During 2003, the Audit Committee held eight meetings.

The Compensation Committee recommends to the Board of Directors compensation arrangements for officers and directors and is responsible for the administration of the Company’s compensation plans. Specifically, the Compensation Committee administers the Company’s incentive and nonstatutory stock option plans and employee stock purchase plan. During 2003, the Compensation Committee held three meetings.

The Nominations Committee identifies individuals qualified to serve as directors of the Company and recommends to the Board of Directors nominees for election as directors. The Nominations Committee acts under a Nominations Committee Charter, a copy of which is attached to this proxy statement as Appendix B. The Company may also in its discretion make its Nominations Committee Charter available on the Company’s Internet website, http://www.embrex.com. During 2003, the Nominations Committee met informally in conjunction with Board of Directors meetings but held no formal committee meetings.

The Company’s Bylaws contain procedures by which a shareholder may nominate a person for election to the Board of Directors. Under these procedures, nominations by shareholders must be made pursuant to timely notice and in proper written form to the Secretary of the Company, as described in the Bylaws (Article IV, Section 3). Any nominees nominated by shareholders pursuant to these procedures contained in the Bylaws also will be considered by the Nominations Committee for potential recommendation by the Committee to the Board of Directors as nominees of the Board for election as director. Director candidates nominated by shareholders in accordance with such procedures will be evaluated by the Committee in the same manner as candidates identified by the Committee.

The Nominations Committee uses a variety of methods for identifying and evaluating nominees for directors. The Board of Directors or the Nominations Committee periodically assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominations Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current board members, shareholders or other persons. The Committee has from time to time engaged director search firms to assist it in identifying and evaluating potential director candidates. Identified candidates are evaluated by the Committee and may be considered at any point during the year. In identifying and evaluating candidates for membership on the Board of Directors, the Committee takes into account all factors it considers appropriate, which may include:

•	The knowledge, skills and experience of the person, including experience in business, finance, administration, and the Company’s industry, and the knowledge, skills and experience already possessed by existing members of the Board.

•	The present needs of the Company with respect to particular talents or expertise on the Board.

•	The person’s experience in accounting and auditing practices (including expertise that could qualify a person as an “audit committee financial expert” as defined under applicable SEC rules).

•	The character, integrity, judgment and independence of the person.

•	The person’s availability to devote sufficient time to the affairs of the Company in order to carry out the responsibilities of a director.

Communications with Directors

The Board of Directors provides a process for shareholders to send communications to the Board or any individual director. Shareholders can send written communications to the Board or any director c/o Corporate Secretary, Embrex, Inc., Post Office Box 13989, Research Triangle Park, North Carolina 27709. Historically, the Company’s practice has been that all such communications are sent by the Corporate Secretary directly to the Board or the individual director, as applicable. The Company may periodically review and assess this practice and make changes as deemed appropriate.

Compensation of Directors

During 2003, non-officer directors (other than the Chairman of the Board) received a $10,000 annual retainer, payable $2,500 each calendar quarter, and $1,500 per Board of Directors or committee meeting attended, plus expenses. During 2003, the non-officer Chairman of the Board received an $18,000 annual retainer, payable $4,500 each calendar quarter, and $1,500 per Board of Directors or committee meeting attended, plus expenses. No compensation was paid for committee meetings held during 2003 on the same day as or on days contiguous to the date of a Board of Directors meeting.

During 2004, non-officer directors receive a $15,000 annual retainer, payable $3,750 each calendar quarter. The Chairman of the Board receives an additional $8,000 fee and the Chairmen of the Audit Committee and Compensation Committee each receive an additional $3,000 fee for service in such capacities. Directors also are paid meeting fees as follows: $1,500 per Board of Directors meeting attended in person, $1,000 per committee meeting attended in person, and $500 per Board of Directors meeting or committee meeting attended telephonically, in all cases plus expenses.

Non-officer directors also are eligible to receive nonstatutory stock option grants pursuant to the Company’s Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan. During 2003, each non-officer director of the Company received options to purchase 4,000 shares of Common Stock at an exercise price of $9.66. Mr. Castaldi joined the Board of Directions in January 2003 and received additional options to purchase 1,000 shares of Common Stock at an exercise price of $9.66 as a new director.

EXECUTIVE COMPENSATION

The following tables set forth a summary of compensation earned by or paid to the Company’s Chief Executive Officer and the next four most highly compensated executive officers of the Company who served in such capacities on December 31, 2003, for services rendered during the fiscal years indicated.

Summary Compensation Table

		Annual Compensation (1)(2)				Long Term Compensation

Name and Principal Position	Year	Salary		Bonus (3)		Restricted Stock Awards (4)	Securities Underlying Options (#)
Randall L. Marcuson	2003		$315,000		-0-	19,500	30,000
President and Chief Executive Officer	2002 2001	$ $	305,000 290,000	$ $	75,000 170,800	-0- -0-	20,000 50,000

Don T. Seaquist	2003		$216,000		-0-	5,600	8,600
Vice President, Finance and Administration and Corporate Secretary	2002 2001	$ $	215,000 205,000	$ $	30,000 65,000	-0- -0-	5,000 20,000

David M. Baines, Ph.D.	2003		$210,000		$40,000	4,900	7,550
Vice President, Global Sales	2002 2001	$ $	190,500 176,000	$ $	7,500 65,000	-0- -0-	2,000 20,000

Catherine A. Ricks, Ph.D.	2003		$192,000		-0-	4,900	7,550
Vice President, Research and Development	2002 2001	$ $	190,000 175,000	$ $	75,000 60,000	-0- -0-	16,000 15,000

Brian C. Hrudka	2003		$193,000		-0-	5,000	7,650
Vice President, Latin America and Vice President, Global Marketing	2002 2001	$ $	192,000 185,000	$ $	70,000 50,000	-0- -0-	16,000 17,500

(1)	No executive officer of the Company received any personal benefits other than those benefits available to all employees through participation in employee benefit plans.
(2)	Includes compensation that has been deferred under the Company’s 401(k) Retirement Savings Plan.
(3)	Apart from the $40,000 cash bonus paid to Mr. Baines for 2003 performance, these are incentive compensation payments that consist of cash and stock and, although paid during the specified year, are intended as compensation for performance in the preceding year.
(4)	The named executive officers are eligible to receive restricted stock grants under the Company’s Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan. Restricted stock grants vest at a rate of 25% per year on each of the first four anniversaries of the date of grant. The aggregate number of shares of restricted stock awarded, but which remain restricted as of December 31, 2003, and the value thereof based on the closing market price of $13.74 per share on such date, were as follows: Mr. Marcuson, 19,500 shares valued at $267,930; Mr. Seaquist, 5,600 shares valued at $76,944; Dr. Baines, 4,900 shares valued at $67,326; Dr. Ricks, 4,900 shares valued at $67,326; and Mr. Hrudka, 5,000 shares valued at $68,700.

Option Grants in Last Fiscal Year

The following table sets forth stock options granted by the Company to the named executive officers in the past fiscal year. No stock appreciation rights were granted. The table also sets forth the hypothetical potential realizable values that would exist for the options at the end of their 10-year terms, at assumed rates of stock price appreciation of 5% and 10%. The actual value of the options will depend on the market value of the Company’s Common Stock. No gain to the option holders is possible without an increase in the stock price, which will benefit all shareholders proportionately. These potential realizable values, based on 5% and 10% appreciation rates prescribed by the Securities and Exchange Commission, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

	Individual Grants
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5% ($)	10% ($)
Randall L. Marcuson	30,000	17.7%	$9.66	4/15/2013	$151,956	$413,623
Don T. Seaquist	8,600	5.1%	$9.66	4/15/2013	$43,561	$118,572
David M. Baines, Ph.D.	7,550	4.5%	$9.66	4/15/2013	$38,242	$104,095
Catherine A. Ricks, Ph.D.	7,550	4.5%	$9.66	4/15/2013	$38,242	$104,095
Brian C. Hrudka	7,650	4.5%	$9.66	4/15/2013	$38,749	$105,474
Total potential stock price appreciation from April 15, 2003 to April 15, 2013 for all shareholders at assumed rates of stock price appreciation (3)					$46,499,641	$117,839,221

(1)	The options granted are incentive stock options and nonstatutory stock options and become exercisable 25% per year commencing one year from the date of grant and are fully exercisable four years from the date of grant. Payment of the exercise price must be in cash or in capital stock of the Company or, at the discretion of the Compensation Committee, by other lawful means. Generally, the options granted must be exercised within 10 years from the date of grant, but must be exercised within three months after termination of the option holder’s employment (for reasons other than disability or death) and within one year after the option holder’s disability or death. These stock options include a provision that would accelerate the vesting of the options upon a change in control of the Company.
(2)	Based on a grant date price of $9.04 on April 15, 2003.
(3)	Based on a price of $9.04 on April 15, 2003, and a total of 8,179,058 shares of Common Stock outstanding.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised “In-the-Money” Options at Fiscal Year-End Exercisable/Unexercisable(2)
Randall L. Marcuson	—	$—	197,502/82,498	$1,116,575/$162,900
Don T. Seaquist	—	$—	84,250/27,850	$496,520/$ 52,908
David M. Baines, Ph.D.	—	$—	86,500/23,550	$529,053/$ 45,384
Catherine A. Ricks, Ph.D.	13,450	$50,031	74,850/30,300	$448,167/$ 41,334
Brian C. Hrudka	5,000	$10,781	54,000/32,150	$303,339/$ 43,362

(1)	The value realized is calculated by subtracting the exercise price from the closing market price of the shares acquired on the date of exercise.
(2)	Options are “In-the-Money” if the fair market value of the underlying securities exceeds the exercise price of the options. The value of the options is calculated by subtracting the exercise price from $13.74, the closing market price of the underlying Common Stock as of December 31, 2003.

Employment Agreements

All employees of the Company, including the executive officers named in the above tables, have entered into employment agreements with the Company. Each executive employment agreement provides for merit-based salary increases at the Board of Directors’ sole discretion and includes confidentiality and non-competition provisions, as well as an ownership provision in the Company’s favor for techniques, discoveries and inventions arising during the term of employment. Each executive employment agreement provides that the named executive officer serves at the pleasure of the Company and does not state a term of employment. Each executive employment agreement also provides that if the Company terminates the officer’s employment without cause, the officer will be entitled to receive an amount ranging from one to one and one-half times the officer’s annual compensation.

Each of the executive officers of the Company named in the above tables has entered into a Change in Control Severance Agreement with the Company. Each of these agreements provides that after a change in control of the Company, the officer will be entitled to receive certain payments and benefits, including a payment equal to 2.9 times the officer’s annual compensation, if within two years the Company terminates the officer’s employment for reasons other than cause, disability or death, or if the employee terminates his employment for good reason, for example, a change in the employee’s position, responsibilities, or salary. Under these agreements, all stock options held by such officers immediately vest upon a change in control of the Company.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and certain beneficial owners of the Company’s equity securities (the “Section 16 Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. The Company reviewed filings with the SEC from January 1, 2003 through March 22, 2004 with respect to the Section 16 Reporting Persons and written representations from certain Section 16 Reporting Persons. Based upon this review, to the Company’s knowledge, all transactions in the Company’s equity securities by the Company’s Section 16 Reporting Persons were reported on time, except for a number of transactions with respect to 2003 and prior years, which are listed as follows: Mr. Baines filed nine late reports, which covered 27 late transactions; Mr. Seaquist filed three late reports, which covered five late transactions; Mr. Hrudka filed two late reports, which covered four late transactions; Dr. Ricks filed two late reports, which covered two late transactions; and Dr. Kishore filed one late report, which covered one late transaction. In all of the above cases, the failure to file on a timely basis was inadvertent. The Company has taken measures to ensure improved compliance on an on-going basis.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

General

The primary responsibilities of the Compensation Committee (the “Committee”) are to: (a) assist the Board of Directors in meeting its responsibilities relating to oversight and determination of executive compensation; (b) review and make recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and other officers of the Company; (c) administer the Company’s stock option and stock award plans and recommend to the Board of Directors the grant of stock options and stock awards under such plans; (d) review and make recommendations to the Board of Directors regarding the overall compensation structure and programs of the Company, including employee benefit plans, stock option and stock award plans, employee stock purchase plans, and other programs as deemed appropriate by the Committee; and (e) review and make recommendations to the Board regarding compensation arrangements relating to directors. The Committee is composed entirely of non-officer and non-employee directors, each of whom the Committee and the Board of Directors has determined is an “independent director” as that term is defined by Nasdaq Marketplace Rule 4200(a)(15).

Executive Compensation

The Company’s policy is to pay its executives and other employees at rates competitive with the national or local markets in which it must recruit to enable the Company to maintain a highly competent and productive staff. The Company competes for management personnel with many larger companies that have substantially greater resources than the Company.

Compensation of executives consists generally of: monthly salary, company paid fringe benefits (consisting principally of group health and other insurance), incentive compensation (including bonus payments), stock option grants and restricted stock grants. Executives are paid salaries within a range established for their position. Salary ranges for executive positions are established by systematically evaluating the position and assigning a salary range based on comparisons with pay scales for similar positions in reasonably comparable companies using regional and national salary surveys. Companies included in these salary surveys will vary and are not necessarily the same as the companies used for purposes of the performance graph included in the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders. Presently, incentive compensation payments, stock option grants and restricted stock grants are the principal means for rewarding executives for good performance. Adjustments to executive salaries are generally made annually.

Adjustments to executive salaries other than the Chief Executive Officer (“CEO”) are recommended to the Committee by the CEO based on an executive’s performance during the preceding year, the executive’s salary relative to the salary range for the position, and the competitive situation. That performance is measured based on the executive’s success in achieving goals established at the beginning of the year. Where achievement of these goals cannot readily be measured objectively, the Committee will exercise its subjective judgment in determining the degree to which goals are achieved. Corporate performance also is considered by the Committee, although it is not solely determinative of executive compensation.

Incentive compensation payments to executives are generally considered annually. Incentive compensation payments for executives other than the CEO are recommended to the Committee by the CEO based on an executive’s performance during the preceding year. The performance is measured based on the executive’s success in achieving goals established in the beginning of the year and on corporate performance. No incentive compensation payments were paid to the CEO, other executives or employees in 2003 for 2002 performance.

During 2002, the Committee conducted a senior executive compensation survey to evaluate and benchmark Embrex’s base salary, bonus and long-term incentive components of its compensation structure. As a result, the Company in 2003 made certain changes to the timing and mix of the various elements of compensation for all officers of the Company, including the CEO. The principal effects occurred in two areas. First, incentive compensation payments are now entirely cash, based on the same criteria as before. Second, long-term incentives, formerly entirely stock options, now have two elements: a stock option component and a restricted stock component to encourage executive ownership of the Company’s Common Stock. The overall objective is to continue to incentivize senior executives to focus on building long-term shareholder value and reduce the aggregate number of stock options awarded annually. Additionally, the Company has established stock ownership targets for officers and directors. The stock ownership target for the CEO is the lesser of 1.5% of the total outstanding shares of the Company or the number of shares having a market value of five times the CEO’s base salary, and the target for other executive officers is the lesser of 0.5% of total shares outstanding or two times base salary. The stock ownership target for the directors is that, within five years of becoming a director of the Company, a director should own the number of shares having a market value of five times the annual retainer fee of the director. Also in 2003, the Company made certain changes to director compensation which are described in the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders.

CEO Compensation

The CEO’s compensation is recommended by the Committee to the Board of Directors based on the Committee’s determination as to the level appropriate to enable the Company to remain competitive and retain top management. As with other executive compensation decisions, the Committee also considers corporate performance and the CEO compensation in reasonably comparable companies using regional and national salary surveys.

In addition, the compensation of Randall Marcuson, President and Chief Executive Officer, has been and is based on the Committee’s subjective assessment of his progress toward achieving Company objectives of profitability, further commercial placements of the Inovoject® egg injection and Egg RemoverTM systems and other products, commercial introduction of those products to the global poultry industry, development and commercialization of new devices and products, establishing a commercial presence in international markets, overall organizational development, and other enhancements of long-term shareholder value. In 2003, no incentive compensation payment was made to Mr. Marcuson for 2002 performance.

Long-Term Incentives (Stock Option and Restricted Stock Grants)

Stock option and restricted stock grants are intended to reward the CEO and other executives for good performance and to encourage ownership of Company stock by executives, employees and others. This ownership is intended to enhance the long-term proprietary interest in the Company on the part of those persons who can contribute to the Company’s overall success and to increase the value of the Company to its shareholders.

Generally, all employees of the Company are eligible to receive annual stock option grants. Guidelines are established for ranges of option grants based on the salary ranges of various position levels within the Company. Guideline ranges for stock option grants increase relative to cash compensation as position levels increase, since the Committee believes that employees at higher levels in the organization have a greater opportunity to influence and contribute to building long-term shareholder value. The Committee may decide to award stock options greater than the guideline amounts or more frequently than annually, if it believes the recipient has made an exceptional contribution to the Company’s progress.

Stock options may be awarded upon hiring employees to fill certain senior positions in the Company. The size of those awards is determined based on the guidelines for annual awards for the position to be occupied by the new employee and the competitive situation.

The process for determining amounts of stock option and restricted stock grants is based on the same criteria as those used for determining adjustments to cash compensation, although success in achieving performance goals is weighed more heavily in determining stock option and restricted stock grants. Stock option grants are made at exercise prices not less than the market price at the time of grant. Both stock option and restricted stock grants vest in equal 25% increments over four years.

The Committee periodically reviews and evaluates its guidelines for stock options and restricted stock grants.

Policy with Respect to $1.0 Million Deduction Limit

All compensation that the Company has paid to its executive officers has been deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. That section imposes a $1.0 million limit on the U.S. corporate income tax deduction a publicly-held company may claim for annual compensation paid to its Chief Executive Officer or any one of the four most highly compensated officers of the Company (other than the Chief Executive Officer) for the taxable year. An exception to this limitation is available for performance-based compensation. Compensation received as a result of the exercise of stock options may be considered performance-based compensation if certain requirements of Section 162(m) are satisfied. The Company’s Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan contains appropriate provisions such that compensation attributable to incentive stock options may qualify as performance-based compensation, and the Committee intends for all compensation attributable to incentive stock options granted to its executive officers to be deductible as performance-based compensation. In the event that the Committee considers approving compensation in the future that would be subject to Section 162(m) and would exceed the $1.0 million threshold, the Committee will consider what actions, if any, should be taken to make such compensation deductible.

This report is submitted by the Compensation Committee of the Board of Directors, consisting of the following members:

David L. Castaldi

Ganesh M. Kishore

John E. Klein

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The role of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and to act on behalf of the Board of Directors in providing oversight with respect to (i) the quality and integrity of the Company’s financial statements, internal accounting and financial controls; (ii) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention, termination and oversight of the work of the auditors engaged to provide audit services to the Company; and (iii) compliance with applicable laws, rules and regulations relating to the financial affairs of the Company. The Audit Committee acts under an Audit Committee Charter, which describes in greater detail the full responsibilities of the Audit Committee. A copy of the Audit Committee Charter is attached to the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders as Appendix A.

The Audit Committee is comprised of three directors, Messrs. Blackshear, Holzer and Klein. The Audit Committee and the Board of Directors have determined that each of these directors: (i) meets the definition of “independent director” as that term is defined by the applicable Nasdaq Marketplace Rules; (ii) has not participated in the preparation of the Company’s financial statements at any time during the past 3 years; (iii) is “independent” within the meaning of Securities and Exchange Commission (“SEC”) Rule 10A-3(b) issued under the Securities Exchange Act of 1934; and (iv) satisfies the applicable Nasdaq Marketplace Rules relating to financial literacy. In addition, the Audit Committee and the Board of Directors determined that Mr. Holzer (i) satisfies the Nasdaq Marketplace Rule requirement that at least one Audit Committee member possess certain financial sophistication requirements; and (ii) is an “audit committee financial expert” under SEC rules based upon his relevant experience. In particular, the Audit Committee and the Board of Directors considered Mr. Holzer’s MBA in finance, his nearly 30 years experience as a commercial banking executive with JP Morgan Chase, Inc., formerly The Chase Manhattan Corporation, his experience managing bank business units of Chase Manhattan Corporation, and his service with Chase Manhattan Bank (Switzerland) S.A. as its General Manager, which was the chief executive officer of the bank. In addition, the Audit Committee and the Board of Directors noted Mr. Holzer’s service since 1998 on the Company’s Audit Committee and his service since 1999 as Chairman of the Audit Committee of CAS Holdings, Inc.

In the last year, the Audit Committee has adopted a policy and related procedures requiring that the Audit Committee pre-approve all audit and non-audit services proposed to be provided by the Company’s independent auditors, which policy and procedures are described in the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders. The Audit Committee also has established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. Additionally, the Audit Committee has engaged Ernst & Young LLP as the Company’s independent auditors for the year 2004 and has recommended to the Board of Directors that the shareholders be asked to ratify this appointment.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditors’ independence, and has discussed with the auditors the auditors’ independence.

Management of the Company is responsible for ensuring the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles, for selection of appropriate financial reporting principles, and for establishing internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws and regulations or the Company’s internal policies, procedures and controls. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management or the independent auditors have fulfilled their respective responsibilities described above.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the SEC.

This report is submitted by the Audit Committee of the Board of Directors, consisting of the following members:

C. Daniel Blackshear

Peter J. Holzer

John E. Klein

COMPARISON OF CUMULATIVE TOTAL RETURN

The following graph compares the cumulative total shareholder return on the Company’s Common Stock over the five-year period ended December 31, 2003, with the cumulative total return for the same period on the Nasdaq Composite (US) Index and the Wilshire MicroCap Index. In accordance with Regulation S-K under the Securities Act of 1933, Embrex has elected to use the Wilshire MicroCap Index in lieu of a published industry or line-of-business index or a peer group. Embrex does not believe it can reasonably identify a peer group. Also, Embrex believes that the Wilshire MicroCap Index, which is an index of issuers with similar market capitalizations to the Company, is a more appropriate index for comparison purposes. The graph assumes that at the beginning of the period indicated $100 was invested in the Company’s Common Stock and the stock of the companies comprising the Nasdaq Composite (US) Index and the Wilshire MicroCap Index, and that all dividends, if any, were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
Embrex, Inc.	$100.00	$215.00	$307.50	$358.00	$222.56	$274.80
Nasdaq Composite (US) Index	$100.00	$185.46	$111.83	$88.76	$61.37	$91.75
Wilshire MicroCap Index	$100.00	$140.84	$129.49	$160.67	$147.04	$282.69

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Ernst & Young LLP has served as the independent accounting firm of the Company and its subsidiaries since its inception. The Audit Committee has appointed Ernst & Young LLP as independent accountants of the Company and its subsidiaries for the fiscal year ending December 31, 2004. Although the selection and appointment of independent accountants are not required to be submitted to a vote of the shareholders, the Board of Directors desires to obtain shareholder ratification of this appointment. If the shareholders do not ratify this appointment, the Audit Committee will reconsider the appointment. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and will be afforded an opportunity to make a statement.

Independent Accountant Fees

During fiscal years 2003 and 2002, the Company engaged Ernst & Young LLP to provide services in the following categories and amounts:

Audit Fees

The Company was billed $171,000 and $131,000 in 2003 and 2002, respectively, for fees associated with the annual audit, the reviews of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, statutory audits required internationally and various accounting and reporting consultations.

Audit-Related Fees

The Company was billed $21,000 and $15,000 in 2003 and 2002, respectively, for audit-related services, which are assurance and accounting advisory services related to the audit or review of the Company’s financial statements that are not included in the “Audit Fees” category above.

Tax Fees

The Company was billed $240,000 in 2003 for tax services including services related to tax credits and carry forwards, tax compliance and tax planning. The Company was billed $40,000 in 2002 for tax services including tax compliance and tax planning.

All Other Fees

Other than the fees for services described above, the Company was not billed by Ernst & Young LLP for any other professional services rendered to the Company in 2003 or 2002.

Policy on Audit Committee Pre-Approval of Audit

and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to its Chairman for non-audit services with anticipated costs of less than $50,000. In addition, on an annual basis, the Audit Committee pre-approves the provision of certain specifically-described non-audit services, which need not be reviewed by the Audit Committee before commencement of the engagement so long as the amount of such non-audit services in a fiscal year do not exceed $25,000 in the aggregate. Management, the Audit Committee Chairman and the Company’s independent auditors are required to make reports on a quarterly basis to the Audit Committee regarding any such services during the prior calendar quarter. None of the fees paid to the independent auditors under the categories Audit-Related, Tax and All Other fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception under SEC rules.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2004.

ADDITIONAL INFORMATION

Upon written request made by any shareholder to Don T. Seaquist, Vice President Finance and Administration and Corporate Secretary, Embrex, Inc., Post Office Box 13989, Research Triangle Park, North Carolina 27709, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, including the financial statements and financial statement schedule, will be provided without charge.

SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2005 ANNUAL MEETING

Any proposal which a shareholder intends to present for a vote of shareholders at the annual meeting of shareholders for the year 2005 and which such shareholder wishes to have included in the Company’s proxy statement and form of proxy relating to that meeting must be sent to the Company’s principal executive offices, marked to the attention of the Secretary of the Company, and received by the Company at such offices on or before December 13, 2004, which is 120 days prior to the anniversary of the date this Proxy Statement is being released to shareholders. Proposals received after December 13, 2004 will not be considered for inclusion in the Company’s proxy materials for its 2005 annual meeting.

In addition, if a shareholder intends to present a proposal for a vote at the annual meeting of shareholders for the year 2005, other than by submitting a proposal for inclusion in the Company’s proxy statement for that meeting, the shareholder must give timely advance notice in accordance with the Company’s Bylaws. To be timely, the Company must receive a shareholder’s notice not earlier than January 22, 2005 and not later than February 21, 2005, which is not more than 80 days and not less than 50 days prior to the anniversary of the date this Proxy Statement was filed with the Securities and Exchange Commission. The proxy solicited by the Board of Directors of the Company for the 2005 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is given notice within such time frame.

Any shareholder proposal or notice described above must be in writing and sent to the Company by registered mail, return receipt requested, to the Company’s executive offices at Post Office Box 13989, Research Triangle Park, North Carolina 27709, Attention: Corporate Secretary. Any such proposal or notice also will be subject to the requirements contained in the Company’s Bylaws relating to shareholder proposals and any applicable requirements of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

Don T. Seaquist

Secretary

April 12, 2004

Appendix A

Audit Committee Charter

Purpose

The Audit Committee (the “Committee”) is a standing committee of the Board of Directors (the “Board”) of Embrex, Inc. (the “Company”) and is appointed:

•	for the purpose of overseeing the accounting and financial reporting processes of the Company;

•	to act on behalf of the Board of Directors in providing oversight with respect to (i) the quality and integrity of the Company’s financial statements, internal accounting and financial controls; (ii) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention, termination and oversight of the work of the auditors engaged to provide audit services to the Company; and (iii) compliance with applicable laws, rules and regulations relating to the financial affairs of the Company, including without limitation accounting, auditing, internal controls and financial reporting;

•	to report to the Board of Directors on such matters as the Committee deems necessary or appropriate to assure that the Board is informed of any significant developments within the scope of the Committee’s responsibilities that merit the attention of the Board; and

•	to fulfill such other responsibilities as may be delegated to the Committee by the Board or required of audit committees under applicable laws, rules and regulations.

The Committee relies on the expertise and knowledge of management and the Company’s independent accountants in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent accountants are responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures and controls.

Composition and Compensation

Number and Appointment

The Committee shall be comprised of at least three members, all appointed annually by the Board of Directors at the usual meeting of the Board at which the Board appoints committee members and officers, and such committee members shall serve until the next meeting at which the Board appoints committee members or until their successors shall be duly appointed and qualified.

Qualifications

All members of the Committee must be members of the Board of Directors and (i) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) and (ii) meet the independence and financial sophistication requirements of the Marketplace Rules of the National Association of Securities Dealers (“NASD”), as the same may be amended from time to time.

In appointing members to the Committee, the Board of Directors shall seek to ensure that at least one Committee member qualifies as an audit committee financial expert within the meaning of Securities and Exchange Commission (“SEC”) Regulation S-K, Item 401(h), and that the composition of the Committee complies with any other applicable laws, rules and regulations.

Chairman

Unless the Board appoints a chair, the members of the Committee may designate a Chairman by majority vote of the full Committee membership. The Chairman need not be an audit committee financial expert.

Compensation

Members of the Committee shall receive such compensation for service on the Committee as may be determined from time to time by the Board of Directors. Members may not receive, directly or indirectly, any consulting, advisory or other compensatory fee of any kind from the Company except (i) compensation for service as a member of the Board of Directors or for service on a Board committee, and (ii) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service as a director).

Meetings

The Committee shall hold regular meetings at least quarterly and may hold regular or special meetings more frequently as the Committee deems necessary or appropriate. Attendance of non-members shall be at the invitation of the Chairman of the Committee or of two or more members of the Committee. The provisions of Article V of the Bylaws of the Company, which govern meetings of the Board of Directors, including provisions thereof related to telephonic meetings and action by unanimous consent without a meeting, shall likewise apply to meetings of the Committee. The Committee may establish rules of procedure not inconsistent with this Charter, the Bylaws of the Company or applicable laws, rules and regulations.

The Committee shall cause to be prepared minutes of each meeting of the Committee that reflect the date of the meeting, the members in attendance and all actions taken by the Committee at the meeting. Such minutes, together with any actions taken by unanimous written consent of the members of the Committee, shall be submitted to and maintained by the Secretary of the Company as part of the Company’s permanent records and shall be disseminated to the Board of Directors.

Responsibilities and Authority

Generally

The Committee shall have such responsibilities and authority as are expressly set forth in this Charter or are necessary or incidental to carrying out the purpose of the Committee as stated above, together with such other responsibilities and authority as may be prescribed from time to time by the Board of Directors or applicable laws, rules and regulations, including rules and regulations adopted by NASD, the SEC or the Public Company Accounting Oversight Board.

Engagement of Independent Auditors

The Committee shall be directly responsible for the appointment, compensation, retention, termination and oversight of the work of (i) the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) and any other registered public accounting firm engaged to prepare or issue an audit report or perform other audit, review or attest services or permissible non-audit services for the Company; or (ii) any other accounting firm engaged to perform non-audit services. The independent auditors and any other accounting firm providing services of any kind for the Company shall report directly to the Committee.

The Committee shall establish procedures for the pre-approval of all audit and any permissible non-audit services provided to the Company by the independent auditors (including the fees for such services) prior to performance of the services.

Related Party Transactions

The Committee shall conduct a review of all related party transactions for potential conflict of interest concerns and any such transactions must be pre-approved by the Committee, all as deemed appropriate by the Committee. For purposes of this paragraph the term “related party transaction” refers to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and to any other similar transaction for which Committee approval is required pursuant to applicable laws, rules and regulations.

Complaints Relating to Accounting or Auditing Matters

The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee shall review the results of management’s investigation and follow-up (including disciplinary action) on any suspected fraudulent acts or accounting irregularities. The Committee shall investigate any matter brought to the Committee’s attention within the scope of its duties if the Committee determines that an investigation is necessary or appropriate.

Authority to Engage Advisers

The Committee shall have the authority to engage, without Board of Directors approval, independent legal, accounting and other advisers as it deems necessary or appropriate to carry out its duties.

Funding

The Company shall provide for appropriate funding, as the Committee deems necessary or appropriate, for payment of (i) compensation to the independent auditors or any other registered public accounting firm engaged to prepare or issue an audit report or perform other audit, review or attest services for the Company; (ii) compensation of any accounting firm for any non-audit services; (iii) compensation to any advisers employed by the Committee under its authority to engage independent legal, accounting and other advisers to carry out its duties; and (iv) ordinary administrative expenses of the Committee in carrying out its duties.

Audit Committee Practices and Procedures

In furtherance of its responsibilities, the Committee may adopt such practices and procedures with respect to periodic recurring activities or other Committee activities as deemed necessary or appropriate by the Committee.

Other Responsibilities

•	Review and reassess the adequacy of this Charter as conditions dictate, but at least annually, and recommend any proposed changes to the Board of Directors for approval.

•	Fulfill the responsibilities delegated to the Committee by the Board pursuant to the Company’s Code of Business Conduct and Ethics.

•	Fulfill the responsibilities delegated to the Committee by the Board pursuant to the Company’s Foreign Corrupt Practices Act Compliance Program.

•	Ensure that that the Company’s independent auditor has established policies and procedures for the rotation of the Company’s lead audit partner every five years or as otherwise may be required pursuant to applicable laws, rules and regulations.

Approved by the Audit Committee at its meeting on March 12, 2004, and approved by the Board of Directors at its meeting on March 24, 2004.

Appendix B

Nominations Committee Charter

Purpose

The Nominations Committee (the “Committee”) is a standing committee of the Board of Directors (the “Board”) of Embrex, Inc. (the “Company”) and is appointed:

•	to assist the Board by identifying individuals qualified to become director nominees of the Company;

•	to recommend to the Board nominees for election as directors of the Company, including at each annual meeting of shareholders of the Company;

•	to assist the Board by identifying individuals qualified to become executive officers, to the extent requested from time to time by the Board;

•	to report to the Board of Directors on such matters as the Committee deems necessary or appropriate to assure that the Board is informed of any significant developments within the scope of the Committee’s responsibilities that merit the attention of the Board; and

•	to fulfill such other responsibilities as may be delegated to the Committee by the Board or required of nominations committees under applicable laws, rules and regulations.

Composition and Compensation

Number and Appointment

The Committee shall be comprised of at least three members, all appointed annually by the Board of Directors at the usual meeting of the Board at which the Board appoints committee members and officers, and such committee members shall serve until the next meeting at which the Board appoints committee members or until their successors shall be duly appointed and qualified.

Qualifications

All members of the Committee must be members of the Board of Directors and meet the independence requirements of the Marketplace Rules of the National Association of Securities Dealers (“NASD”), as the same may be amended from time to time.

Chairman

Unless the Board appoints a chair, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

Compensation

Members of the Committee shall receive such compensation for service on the Committee as may be determined from time to time by the Board of Directors.

Meetings

The Committee shall hold regular meetings as the Committee deems necessary or appropriate, or as requested by the Board. Attendance of non-members shall be at the invitation of the Chairman of the Committee or of two or more members of the Committee. The provisions of Article V of the Bylaws of the Company, which govern meetings of the Board of Directors, including provisions thereof related to telephonic meetings and action by unanimous consent without a meeting, shall likewise apply to meetings of the Committee. The Committee may establish rules of procedure not inconsistent with this Charter, the Bylaws of the Company or applicable laws, rules and regulations.

The Committee shall cause to be prepared minutes of each meeting of the Committee that reflect the date of the meeting, the members in attendance and all actions taken by the Committee at the meeting. Such minutes,

B-1

together with any actions taken by unanimous written consent of the members of the Committee, shall be submitted to and maintained by the Secretary of the Company as part of the Company’s permanent records and shall be disseminated to the Board of Directors.

Responsibilities and Authority

The Committee shall have such responsibilities and authority as are expressly set forth in this Charter or are necessary or incidental to carrying out the purpose of the Committee as stated above, together with such other responsibilities and authority as may be prescribed from time to time by the Board of Directors or applicable laws, rules and regulations, including rules and regulations adopted by NASD or the Securities and Exchange Commission (“SEC”).

The responsibilities and authority of the Committee shall include the following:

•	The Committee shall identify and evaluate individuals believed to be qualified as nominees to serve on the Board of Directors, and recommend to the Board nominees for election as directors of the Company, to be presented for shareholder approval at the annual meeting of shareholders or a special meeting, or to fill vacancies on the Board. Any nominees nominated by shareholders pursuant to the procedures set forth in the Company’s Bylaws also shall be considered by the Committee for potential recommendation by the Committee to the Board as nominees of the Board for election as directors. Director candidates nominated by shareholders in accordance with such procedures will be evaluated by the Committee in the same manner as candidates identified by the Committee.

•	In identifying and evaluating candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may, but need not, include:

•	The knowledge, skills and experience of the person, including experience in business, finance, administration, and the Company’s industry, and the knowledge, skills and experience already possessed by existing members of the Board.

•	The present needs of the Company with respect to particular talents or expertise.

•	The person’s experience in accounting and auditing practices (including expertise that could qualify a person as an “audit committee financial expert” as defined under applicable SEC rules).

•	The character, integrity, judgment and independence of the person.

•	The person’s availability to devote sufficient time to the affairs of the Company in order to carry out the responsibilities of a director.

•	The Committee shall oversee the process for submission of director nominations by shareholders according to the procedures for the submission of nominations set forth in the Company’s Bylaws.

•	The Committee shall make recommendations to the Board regarding the size and composition of the Board and of committees of the Board, to the extent requested from time to time by the Board.

•	The Committee shall identify and evaluate individuals believed to be qualified to become executive officers of the Company, to the extent requested from time to time by the Board.

•	The Committee may obtain such data or other resources as the Committee deems necessary to perform its duties, including but not limited to engaging independent search firms and other advisors, consultants and professionals to assist in identifying director nominees.

•	The Committee shall periodically review and reassess the adequacy of this Charter as conditions dictate, and recommend any proposed changes to the Board for approval.

•	In furtherance of its responsibilities, the Committee may adopt such practices and procedures with respect to periodic recurring activities or other Committee activities as deemed necessary or appropriate by the Committee.

Approved by the Nominations Committee at its meeting on March 24, 2004, and approved by the Board of Directors at its meeting on March 24, 2004.

B-2

Appendix C

Proxy Card

PROXY	EMBREX, INC.	PROXY

Proxy for Annual Meeting of Shareholders to be held on May 20, 2004

Solicited by the Board of Directors

Randall L. Marcuson and Don T. Seaquist are each hereby appointed and constituted as attorney and proxy of the undersigned, each with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock in Embrex, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the North Carolina Biotechnology Center, 15 T. W. Alexander Drive, Research Triangle Park, NC 27709, on May 20, 2004, at 9:00 a.m., local time, and any adjournments of the meeting.

This proxy and the shares represented hereby will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy and such shares will be voted FOR the proposals set forth on the reverse side and described in the accompanying proxy statement. The above-named attorneys and proxies will also have the discretionary authority to vote in their discretion upon such other matters as may properly come before the Annual Meeting and any adjournments of the meeting. This proxy may be revoked prior to its exercise.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting and the Annual Report to Shareholders for 2003.

You may vote your proxy by Internet, telephone or mail as described on the reverse side. If you vote by Internet or telephone, please do not mail the proxy card. If your shares are held in the name of a broker, bank or other holder of record (that is, in “street name”), you may need to contact your broker or other holder to find out whether you can vote by Internet or telephone.

C-1

EMBREX, INC. 1040 SWABIA COURT DURHAM, NC 27703

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Embrex, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EMBRX1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

EMBREX, INC.

The Board of Directors Recommends a Vote FOR the Proposals Listed Below.

1.     Election of Board of Directors:

Nominees:	01) C. Daniel Blackshear	For	Withhold	For All	Instruction: To withhold authority to
	02) David L. Castaldi	All	All	Except	vote for any individual nominee, write
	03) Peter J. Holzer				that nominee’s number on the line below.
	04) Ganesh M. Kishore, Ph.D.	☐	☐	☐
05) John E. Klein
06) Randall L. Marcuson

2. Ratification of the action of the Audit Committee of the Board of Directors in appointing Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 2004:	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears to the right. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership or other non-corporate entity, please sign in the entity’s name by an authorized person.

Signature (Please Sign Within Box)	Date	Signature (Joint Owners)	Date

C-2